UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2014

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 28, 2013, a purported class action was filed in the United States District Court for the District of Massachusetts against The First Marblehead Corporation (the “Corporation”), Daniel Meyers, the Corporation’s Chief Executive Officer and Chairman of the Board of Directors, and Kenneth Klipper, the Corporation’s former Chief Financial Officer and Managing Director. The action is entitled Smith v. The First Marblehead Corp. et al., Civ. A. No. 13-cv-12121-PBS (D. Mass.).  The plaintiff alleged, among other things, that the defendants made false and misleading statements and failed to disclose material information in various filings with the Securities and Exchange Commission, press releases and other public statements concerning the Corporation’s corporate income tax filings.  The complaint alleged various claims under the Securities Exchange Act of 1934, as amended, and Rule 10b-5 promulgated thereunder.  The complaint sought, among other relief, class certification, unspecified damages, fees and such other relief as the court may deem just and proper.  On April 7, 2014, the Corporation filed a motion to dismiss the amended complaint filed in the action. On October 28, 2014, the court granted the Corporation’s motion to dismiss.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: October 30, 2014	By:	/s/ Alan Breitman
Alan Breitman Managing Director and Chief Financial Officer